World Asset Management Inc.
Code of Ethics Policy

Copyright 2008 World Asset Management, Inc.

Table of Contents
Part I CODE OF ETHICS	3
1 Introduction	3
Standards of Business Conduct	3
General Principles and Applicability of this Code of Ethics	3
Distribution of the Code to Persons Subject to the Code	4
2 General Policies	4
Anti-Fraud	4
Confidentiality.	4
Involvement in Criminal Matters or Investment-Related Civil Proceedings	4
Other Laws, Rule and Statements of Policy	5
Recordkeeping	5
Reporting Violations of the Code	5
Sanctions	5
Amendments and Waivers	6
3 Gifts	6
Accepting Gifts	6
Solicitation of Gifts	6
Giving Gifts	6
4 Reporting Requirements for Employees	6
Brokerage Statements and Confirmations	7
Initial and Annual Disclosure of Personal Holdings	7
Quarterly Transaction Reports	7
General Requirement	7
Exempt Transactions	8
Reporting Deadline	9
Reportable Holdings	9
Quarterly Review	10
5 Restrictions on Activities	10
Initial Public Offering and Limited Offering	11
Service as a Director	11
Personal Brokerage Accounts	11
6 Further Information	12
Annual Code of Ethics Certification	12
Annual Code of Ethics Questionnaire	15
Annual Securities Holding Report	17
Compliance Contacts	18
Definitions	18
Initial Holdings Report	21

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1 CODE OF ETHICS

1.1 Introduction

1.1.1 Standards of Business Conduct

World Asset Management, Inc. ("World") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. As a registered investment adviser, World has a duty to deal fairly with and act in the best interests of its clients and World's employees have a duty to place the interests of World's clients ahead of their own. The confidence and trust placed in World by its clients is something World's employees should value and endeavor to protect.

To further these goals, World has adopted policies and procedures that pertain to World's employees, officers, directors and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of World and are subject to World's supervision and control. World's policies and procedures, including this Code of Ethics, require the personnel of World to adhere to certain standards of conduct and to comply with all applicable Federal securities laws. Personnel of World should strive not only to comply with World's policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in World's clients.

1.1.2 General Principles and Applicability of this Code of Ethics

This Code of Ethics ("Code") establishes rules of conduct for employees of World. For purposes of this manual, each employee will be defined as all persons employed by World including all Access Persons as defined in this manual. Temporary employees who will be employed at or through World for less than 30 calendar days shall not be deemed to be an Employee.

The Code is designed to (i) govern the personal securities activities of Employees; (ii) prevent Employees from engaging in fraud; and (iii) require World to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code. As a general matter, in connection with personal securities transactions, Employees should (1) always place the interests of Advisory Clients (as defined in "Further Information-Definitions" section) first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Employee's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1.1.3 Distribution of the Code to Persons Subject to the Code

The CCO (or his or her designee) shall provide a copy of this Code to each Employee within 10 days of such person becoming subject to the Code. Thereafter, the CCO (or his or her designee) shall provide each Employee with a copy of the Code on an annual basis and promptly after any amendment to the Code. Each Employee shall acknowledge receipt of the Code and any amendments by signing the "Annual Code of Ethics Certification" as found in the "Further Information" section.

1.2 General Policies

1.2.1 Anti-Fraud

It shall be a violation of this Code for any Employee in connection with the purchase or sale, directly or indirectly, by such person of any security to:

  ?employ any device, scheme or artifice to defraud an Advisory Client;
  ?make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
  ?engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or
  ?engage in any manipulative practice with respect to an Advisory Client.

1.2.2 Confidentiality

All information obtained from any Employee hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

1.2.3 Involvement in Criminal Matters or Investment-Related Civil Proceedings

Each Employee must notify the CCO as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1.2.4 Other Laws, Rule and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Employee from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by World or a fund sub-advised by World. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), if applicable, or Rule 204A-1 under the Advisers Act.

1.2.5 Recordkeeping

This Code, a copy of each report by an Employee, any written report by World, and lists of all persons required to make reports shall be preserved with World's records in the manner and to the extent required by Rule 204-2 under the Investment Advisers Act of 1940, as amended ("Advisers Act").

The CCO shall maintain such reports and such other records as are required by this Code.

1.2.6 Reporting Violations of the Code

An Employee who becomes aware of a violation of this Code, whether on the part of the Employee or any other person subject to the Code, shall promptly report such violation to the CCO. Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code. An Employee shall not be subject to retaliation as a result of any report made pursuant to this Section. However, if an Employee believes that he or she may suffer retaliation, such Employee may report the violation on an anonymous basis. (See World's "Policy and Procedures for Hotline Reporting")

1.2.7 Sanctions

Upon discovering that an Employee has not complied with the requirements of this Code, the CCO shall submit such findings to the Chief Investment Officer. The Chief Investment Officer may impose on that Employee whatever sanctions the Chief Investment Officer deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Where related to World's services on behalf of a Fund, any significant sanction imposed shall be reported to the relevant Fund's Chief Compliance Officer and Board. Notwithstanding the foregoing, the CCO shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The CCO may recommend that no action be taken, including waiving the requirement to disgorge profits. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1.2.8 Amendments and Waivers

Any limitations and restrictions specified in the Code may be modified only by the CCO on a case by case basis. Each such modification shall be documented in writing by the CCO, including in particular the basis for the modification. Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.

1.3 Gifts

The provisions of World's Gift Policy, as set forth in World's Compliance Manual, apply to all Employees. The following is a summary of certain relevant provisions of the Gift Policy.

Please see the Gift Policy for further information.

1.3.1 Accepting Gifts

On occasion, because of their positions with World, Employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined, returned or given to World to donate to charity in order to protect World's reputation and integrity. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount. Employees must report and log the receipt of any gift to the Compliance Department in accordance with the requirements of World's Gift Policy.

1.3.2 Solicitation of Gifts

Employees and officers of World may not solicit gifts or gratuities.

1.3.3 Giving Gifts

Employees and officers of World may not give any gifts with an aggregate value in excess of $100 per year to any person associated with securities or financial organizations, including exchanges, other FINRA member organizations, commodity firms, news media, or clients of the firm.

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1.4 Reporting Requirements for Employees

1.4.1 Brokerage Statements and Confirmations

Every Employee and members of his or her Immediate Family (as defined in "Further Information-Definitions" section) must arrange for the Compliance Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Employee has a Beneficial Ownership interest. To assist in making these arrangements, the Compliance Department will send a letter to each broker, dealer or bank based on the information provided by the Employee. Exceptions to this policy must be pre-approved by the Compliance Department.

1.4.2 Initial and Annual Disclosure of Personal Holdings

No later than 10 days after becoming an Employee and thereafter on an annual calendar year basis, each Employee must submit a Personal Holdings of Securities report.

The Initial and Annual Reports of Personal Holdings of Securities must contain:

a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Employee has any direct or indirect Beneficial Ownership interest;

b. The name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and

c. The date the Employee submits the report. The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. Initial Reports of Personal Holdings shall be in the format specified in the "Further Information" section. Annually, each Employee shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Compliance Department in the format specified in the "Further Information" section.

Each Employee shall also list any previously unreported securities holding or account.

If not previously provided, the Employee must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the CCO.

1.4.3 Quarterly Transaction Reports

1.4.3.1 General Requirement

All employees are required to submit, on a quarterly basis, all personal securities transactions, in which they have a direct or indirect interest, to the Chief Compliance Officer or their designee. Each Employee shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in 'Further Information-Definitions" section) in which the Employee had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Previously unreported transactions might include, for example, securities that are not purchased or sold through an Employee's brokerage account or securities acquired through a gift or inheritance.

The submission must contain the following information:

  Date of the transaction
  Buy/Sell (or other type of acquisition or disposition)
  Title of security and symbol or CUSIP
  Interest rate and maturity
  Number of shares
  Execution price
  Principal amount of trade
  Name of broker or financial institution

This submission must be signed and dated no later than 30 days after the end of each calendar quarter.

1.4.3.2 Exempt Transactions

Exemptions to Quarterly Securities Transaction Reporting:

Quarterly Transaction Reporting submissions are not required if:

  The Comerica Securities Compliance department is currently receiving, within 30 days of the end of the quarter, all statements and confirmations from all securities accounts you hold outside of Comerica Securities or all of your reportable securities holdings are already held at Comerica Securities.
  Transactions take place in accounts over which you have no direct or indirect influence or control.
  Transactions that take place in an automatic investment plan which means regular periodic purchases (or withdrawals) made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Dividend reinvestment plans fall into this category.

CODE OF ETHICS
Copyright 2008 World Asset Management, Inc.

1.4.3.3 Reporting Deadline

An Employee must submit any transaction report required by this Section to the CCO or their designee no later than 30 days after the end of the calendar quarter in which the transaction occurred.

1.4.3.4 Reportable Holdings

For security holdings reporting purposes, the term "security" shall mean any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

529 Plans are also considered securities.

All holdings of any of the above listed securities are required to be reported to World. In addition, if you hold any shares of a reportable open-end fund defined as any investment company registered under the 1940 Act for which World serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by, or is under common control with World. The World reportable funds are as follows:

REPORTABLE FUNDS

FUND NAME TICKER CUSIP
The Munder Funds	MUXYX	626129787
Munder Index 500 Fund	MUXKX	626129779
	MUXAX	626129761
	MUXBX	626129225
Munder S&P SmallCap Index Equity Fund	MSIYX	626125629
	MSIKX	626125645
Munder S&P MidCap Index Equity Fund	MIMIX	626125611
	MIMKX	626125652

Calvert Social Index Series,	CISIX	131582751
a series of Calvert Social Index Series, Inc.	CSXAX	131582785
	CSXBX	131582777
	CSXCX	131582769

Summit EAFE International Index Portfolio,		866167695
a series of Summit Mutual Funds, Inc.
- Summit Pinnacle Series

E*TRADE S&P 500 Index Fund,	ETSPX	269244109
a series of E*TRADE Funds

E*TRADE Russell 2000 Index Fund,	ETRUX	269244869
a series of E*TRADE Funds

E*TRADE Technology Index Fund,	ETTIX	269244406
a series of E*TRADE Funds

E*TRADE International Index Fund,	ETINX	269244505
a series of E*TRADE Funds

All Exchange Traded Funds are Reportable Securities. Shares of closed-end investment companies are Reportable Securities regardless of affiliation. Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

Exceptions:

Reportable Security means any Security (as defined above) except:

  direct obligations of the Government of the United States
  bankers' acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements)
  shares issued by money market funds
  shares issued by open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds.

1.4.3.5 Quarterly Review

At least quarterly, the CCO (or their designee) shall review the brokerage confirmations, brokerage statements and any reports received from or on behalf of an Employee. A Compliance Officer, other than the CCO, will review such material and trading activity as it relates to any reportable holdings of the CCO. Such review shall include, as appropriate:

  Whether all securities transactions complied with this Code;
  Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and
  Whether any securities transactions demonstrate a pattern that may indicate abuse.

1.5 Restrictions on Activities

1.5.1 Initial Public Offering and Limited Offering

No Employee shall acquire directly or indirectly any securities in an "initial public offering" for his or her personal account except "initial public offerings" of registered investment companies. For this purpose, an "initial public offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

No Employee shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance from World's Chief Compliance Officer ("CCO") (or his or her designee). In all such instances, the Employee shall complete a written or electronic request for pre-clearance providing full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of Advisory Clients). The CCO may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of the appropriate World personnel ( e.g., World's Chief Investment Officer), that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. An Employee who has been authorized to acquire and has acquired securities in a "limited offering" must disclose that investment to the CCO and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Employee's subsequent consideration of an investment in the issuer by an Advisory Client.

1.5.2 Service as a Director

No Employee shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from World's CCO, Chief Executive Officer ("CEO") and/or Chief Investment Officer ("CIO"), based upon a determination that such board service would not be inconsistent with the interests of World's Advisory Clients.

In instances in which such service is authorized, the Employee will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the CCO. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

1.5.3 Personal Brokerage Accounts

It is the policy of World that all personal brokerage accounts, including accounts where an employee has a personal financial direct or indirect interest, be held with Comerica Securities, an affiliate of World. It is the policy of World that all brokerage accounts of World employees; including accounts where an employee has a personal direct or indirect financial interest, be disclosed and monitored by the Comerica Securities Compliance Department.

The following accounts are exempt and you do not need to transfer them however you must disclose them to the compliance department:

  Mutual Fund accounts held directly with the fund company
  401K accounts
  529 plan accounts held direct
  Professionally managed accounts where the separate asset manager is not on the Comerica Securities investment advisory platform
  Bank trust accounts
  Any account not supported by National Financial (Comerica Securities clearing broker)
  Accounts of spouses who are registered representatives at a broker dealer and are required to maintain their accounts with their employer.

Any other exceptions for accounts held outside of Comerica Securities must be approved by the CCO or their designee.

1.6 Further Information

1.6.1 Annual Code of Ethics Certification

World Asset Management, Inc.

Annual Code of Ethics Certification

Employee: ________________________________________________

I. Introduction

Employees are required to answer the following questions for the year ended 20__. Upon completion, please sign and return the certification by _______, to ___________ in the Compliance Department. If you have any questions regarding this certification or the requirements under the Code of Ethics, please contact _________ or _________. All capitalized terms are defined in the Code.

II. Annual Certification of Compliance with the Code of Ethics

A. Have you reported all securities transactions that are required to be reported under the Code? (Note: This requirement includes arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as Reportable Securities held in certificate form.) (Circle "N/A" if there were no transactions.)

Yes No N/A (If no, explain on Questionnaire*)

A. Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold any securities? (Circle "N/A" if there were no such accounts)

Yes No N/A (If no, explain on Questionnaire*)

C. Have you notified the Compliance Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "N/A" if you have not been arrested, arraigned, etc.)

Yes No N/A (If no, explain on Questionnaire*)

D. Have you given or received any gifts for the year covered by this certification?

Yes No (If yes, list all gifts, with all required information, on the gift table provided in Questionnaire*)

E. Have you complied with the Code of Ethics in all other respects?

Yes No (If no, explain on Questionnaire*)

III. Insider Trading Policy

Have you complied in all respects with the Insider Trading Policy?

Yes No (If no, explain on Questionnaire*)

IV. Disclosure of Directorships

A. Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately-held company (other than a non-profit, charitable organization).

Yes No

(If yes, list on Questionnaire* each company for which you are, or a member of your Immediate Family is, a director.)

B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

Yes No

V. Disclosure of Broker-Dealer Relationships

A. Are you, or any relative, employed or affiliated with a broker-dealer?

Yes No

(If yes, please respond to question V.B.)

B. Provide the following information for any relatives who are employed or affiliated with a broker-dealer.

Name of Relative

Relation to Access

Person Name of Firm Title

*Attach copy of Questionnaire

Please note that the language used in this Certification in no way modifies or limits the requirements contained in the Code of Ethics.

I hereby represent that I have received a copy of the Code of Ethics and that I have read and understand the Code of Ethics. I acknowledge that I am subject to the Code of Ethics. I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I understand that any untrue or incomplete response may be subject to disciplinary action.

Employee Signature: ______________________________________

Date: _________________________

1.6.2 Annual Code of Ethics Questionnaire

WORLD ASSET MANAGEMENT, INC.

ANNUAL CODE OF ETHICS QUESTIONNAIRE

for 20__ Annual Compliance Certification*

Please explain all "No" responses to questions in Sections II and III.

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

Please list each company for which you are, or a member of your Immediate Family is, a director.

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

Please list all Gifts you received or gave during the year covered by the annual certification.

Month

Giver/Receiver Gift Description

Estimated Value

(Continue on additional sheet if necessary.)

*attach to your Annual Compliance Certification

________________________________

Print Name

1.6.3 Annual Securities Holding Report:

World Asset Management, Inc.

Securities Holding Report

As required by Rule 204A-1 under the Investment Advisers Act of 1940.

Only complete this section if you do not have a statement(s) showing your securities holdings dated within the last 45 days or if you purchased additional securities not reflected on your last statement. You must attach your last statement to this form, if available.

1. Security Description, Symbol or Cusip	# of Shares & Principal Amount	Location of securities
2. Security Description, Symbol or Cusip	# of Shares & PrincipalAmount	Location of securities
3. Security Description, Symbol or Cusip	# of Shares & Principal Amount	Location of securities
4. Security Description, Symbol or Cusip	# of Shares & Principal Amount	Location of securities
5. Security Description, Symbol or Cusip	# of Shares & Principal Amount	Location of securities
6. Security Description, Symbol or Cusip	# of Shares & Principal Amount	Location of securities

If you are required to maintain your brokerage accounts with CS, you must begin the transfer of securities and accounts to Comerica Securities within 45 days. Failure to begin the transfer process will result in a notification to the outside firm/bank that your account is not approved for trading and will be restricted to closing transactions only.

I certify that the above and/or attached information represents a complete and accurate description of my securities holdings and accounts.

___________________________

Printed Name

___________________________

Signature

___________________________

Date

1.6.4 Compliance Contacts

CONTACT PERSONS
CHIEF COMPLIANCE OFFICER
Lisa Walker	313-222-0146
DESIGNEES OF CHIEF COMPLIANCE OFFICER
Joe Granata	313-222-7885
COMPLIANCE DEPARTMENT
Dan Horecki	313-222-4379
Anthony Geis	313-222-7402
Denise Austin	313-222-7402
Rose Sirhan	313-222-7402
Cheryl Lucier	313-222-0290

1.6.5 Definitions

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the CCO.

DEFINITIONS

"Access Person" means any employee who has access to nonpublic information regarding any clients' purchase or sale of securities, has nonpublic information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

All directors, officers and partners of World are considered access persons. "Advisory Client" means any client (including investment companies and managed accounts) for which World serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its trading department.

"Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Employee has or acquires.

"Direct Obligations of the Government of the United States" means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing. Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program. Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the Government of the United States. This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

"Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisors Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

"High Quality Short-Term Debt Instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

"Immediate Family" of an Employee means any of the following persons who reside in the same household as the Employee:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

"Reportable Fund" means any investment company registered under the 1940 Act for which World serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by, or is under common control with World.

"Reportable Security" means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds. All Exchange Traded Funds are Reportable Securities. Shares of closed-end investment companies are Reportable Securities regardless of affiliation. Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

"Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. 529 Plans are securities.

1.6.6 Initial Holdings Report

WORLD ASSET MANAGEMENT, INC.

INITIAL REPORT OF

PERSONAL HOLDINGS OF SECURITIES

Name: ______________________________________

Position/Department: __________________________

I. To comply with SEC regulations and the Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

a. The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

b. The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*. You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above.

A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Please include all accounts, even if they only hold non-reportable mutual funds.
Account Owner	Account Number	Firm

II. If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security              Quantity               Value               Custodian

1.

2.

3.

(Attach separate sheet if necessary)

I certify that I have received a copy of the Code of Ethics, that I have read and understand the Code of Ethics and that this form, and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed: _______________________________ Date: ________________________

*Please note that bank checking, savings accounts and bank certificates of deposit are not reportable.